EXHIBIT 4.2a
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                          THE CIT GROUP HOLDINGS, INC.

                                      AND

                               [NAME OF TRUSTEE],
                                                Trustee



                                ----------------

                                   Indenture

                               Dated as of [DATE]

                                ----------------




                                DEBT SECURITIES






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     INDENTURE  dated as of [date]  between  The CIT  Group  Holdings,  Inc.,  a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), and [name of trustee], a banking corporation/association duly organized and existing under the laws of the [jurisdiction of organization] (the "Trustee").

                          RECITALS OF THE CORPORATION

     The Corporation is authorized to borrow money for its corporate purposes and to issue debentures, notes or other evidences of indebtedness therefor; and for its corporate purposes, the Corporation has determined to make and issue its debentures, notes or other evidences of indebtedness in one or more series (the "Debt Securities"), as hereinafter provided, up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.

     All things necessary to make this Indenture a valid agreement of the Corporation, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt whereof is hereby acknowledged, and in order to declare the terms and conditions upon which the Debt Securities are to be issued, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all the Debt Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Corporation, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in said trust, for the benefit of those who shall hold the Debt Securities, or any of them, as follows:

                    PARAGRAPH A. INCORPORATION BY REFERENCE

     Except as otherwise provided below, Articles One through Fifteen of The CIT Group Holdings, Inc. Standard Multiple-Series Indenture Provisions dated as of May 1, 1994 (the "Standard Provisions"), are hereby incorporated herein by reference with the same force and effect as though fully set forth herein.

                       PARAGRAPH B. ADDITIONAL PROVISIONS

     The following provision hereby modifies the applicable definition set forth in Section 1.02 of the Standard Provisions:



Corporate trust office:

     The term "corporate trust office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is presently located at [address]; notices shall be so addressed and directed to the attention of [department and/or officer].

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                                       2

     IN WITNESS WHEREOF, The CIT Group Holdings, Inc. has caused this Indenture to be executed in its corporate name by its Chairman, Vice Chairman, President, or one of its Vice Presidents, and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and [name of trustee], in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed in its corporate name by one of its [title], and its seal to be hereunto affixed and to be attested by one of its [title], all as of the date first above written.

                                                    THE CIT GROUP HOLDINGS, INC.


                                                    By
                                                       [Title]
            [Corporate Seal]

            Attest:
                  [Title]


                                                   [NAME OF TRUSTEE], as Trustee


                                                    By
                                                       [Title]
            [Corporate Seal]

            Attest:
                  [Title]


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                                       3

State of [State]        )
                        )  SS.:
County of [County]      )



     On the [date] day of [month], in the year [year], before me personally came [name], to me known, who, being by me duly sworn, did depose and say that he/she resides at [address]; that he/she is a/an [title] of THE CIT GROUP HOLDINGS, INC., one of the organizations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument bearing the corporate name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.

                                                               Notary Public



[Notarial Seal]

State of [State]        )
                        )  SS.:
County of [County]      )



     On the [date] day of [month], in the year [year], before me personally came [name], to me known, who, being by me duly sworn, did depose and say that he/she resides at [address] that he/she is a/an [title] of [name of trustee], one of the organizations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation/association; that the seal affixed to said instrument bearing the name of said corporation/association is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation/association; and that he/she signed his/her name thereto by like authority.

                                                               Notary Public

[Notarial Seal]


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